Exhibit 99.53

MBNA MASTER CREDIT CARD TRUST II

SERIES 2001-B

KEY PERFORMANCE FACTORS
April 30, 2001



Expected B Maturity 3/15/11


Blended Coupon 5.5875%


Excess Protection Level
3 Month Average  N/A
April, 2001   5.28%
March, 2001  N/A
February, 2001  N/A


Cash Yield19.94%


Investor Charge Offs 5.50%


Base Rate 9.16%


Over 30 Day Delinquency 4.89%


Seller's Interest 9.33%


Total Payment Rate13.70%


Total Principal Balance$58,171,313,434.78


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$5,425,622,873.29



For purpose of calculating the Base Rate and Excess Protection Level, a Coupon of 7.16% (53/360) was used. The Base Rate was calculated using a 53 day monthly period, 3/8/01 to 4/30/01.